UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 4, 2024

John Bean Technologies Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34036	91-1650317
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

70 West Madison Street, Suite 4400

Chicago, IL 60602

(Address of principal executive offices, including Zip Code)

(312) 861-5900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	JBT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Transaction Agreement

On April 4, 2024, John Bean Technologies Corporation, a Delaware corporation (“JBT”), entered into a Transaction Agreement (the “Transaction Agreement”) with John Bean Technologies Europe B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands and a wholly owned subsidiary of JBT (the “Bidder”), and Marel hf., a public limited liability company incorporated under the laws of Iceland (“Marel”), pursuant to which the parties thereto agreed to the terms and conditions of the voluntary public takeover offer (the “Offer”) within the meaning of Article 101 of the Icelandic Takeover Act no. 108/2007 (the “Icelandic Takeover Act”) by the Bidder to Marel shareholders for all of the issued and outstanding shares of Marel (other than treasury shares) (the “Marel Shares”) (the “Transaction”).

Pursuant to the Transaction Agreement, following the approval of certain offer documentation by the Icelandic Financial Supervisory Authority of the Central Bank of Iceland (the “FSA”) and filing of a Registration Statement on Form S-4 (the “Registration Statement”), the Bidder has agreed to commence the Offer. In the Offer, Marel shareholders may elect to exchange each Marel Share for any of the following (subject to proration as described below): (i) EUR 3.60 in cash, (ii) EUR 1.26 in cash and 0.0265 JBT Shares, or (iii) 0.0407 JBT Shares (the JBT Shares to be issued by JBT in connection with the Offer, the “JBT Offer Shares”). Elections will be subject to proration such that the Marel shareholders, in the aggregate, receive approximately EUR 950 million in cash and hold an approximately 38% percent ownership interest in the combined company.

Closing Conditions

The Offer is subject to the satisfaction or waiver of certain closing conditions (collectively, the “Closing Conditions”), including that: (a) any applicable waiting period or approvals or clearances under certain specified antitrust and foreign direct investment laws shall have expired or been earlier terminated or such approvals or clearances shall have been obtained, (b) no law shall be in effect that prohibits or makes illegal the consummation of the Transaction, (c) JBT’s Registration Statement shall have been declared effective by the U.S. Securities Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), (d) JBT stockholder approval of the issuance of the JBT Offer Shares (the “JBT Stockholder Approval”) shall have been obtained, (e) the JBT Offer Shares shall have been approved for listing on the New York Stock Exchange (“NYSE”), subject to official notice of issuance, (f) the Bidder shall have acquired at least 90% of the then outstanding Marel Shares (which percentage may be lowered by the Bidder in its sole discretion to not less than 80%) (the “Minimum Acceptance Condition”), (g) the representations and warranties of the parties shall be true and correct to the standards applicable to such representations and warranties and each of the covenants and obligations of the parties shall have been performed or complied with in all material respects, (h) no material adverse effect shall have occurred with respect to the parties and (i) certain actions with respect to Dutch works councils shall have been complied with pursuant to applicable local requirements.

Subject to the satisfaction or valid waiver of the Closing Conditions, the Transaction is expected to close by year-end 2024.

No Solicitation; Board Recommendation

Marel has agreed to publish a reasoned statement of the Marel board in accordance with applicable law on the commencement date of the Offer, confirming that it supports the Offer and that it recommends that Marel shareholders tender their Marel Shares into the Offer (the “Marel Recommendation”). JBT has also agreed to recommend that the JBT stockholders vote in favor of the issuance of JBT Offer Shares in the Transaction (the “JBT Recommendation”). Each of JBT and Marel have agreed not to, among other items and subject to certain exceptions set out in the Transaction Agreement, (a) solicit proposals relating to alternative acquisition proposals, (b) enter into discussions or negotiations or provide non-public information in connection with any alternative acquisition proposal or (c) authorize or enter into any agreement relating to an alternative acquisition proposal, and have agreed to cease and cause to be terminated any existing discussions or negotiations, if any, with regard to alternative transactions. The JBT board or Marel board may, under certain circumstances, change its recommendation and terminate the Transaction Agreement in response to a bona fide, unsolicited acquisition proposal that the respective board determines in good faith constitutes a superior proposal.

Representations, Warranties and Covenants

The Transaction Agreement contains mutual representations and warranties, and also contains certain pre-closing covenants, including the obligation of JBT and Marel to conduct their respective businesses in the ordinary course of business consistent with past practice. In addition, JBT and Marel have agreed to use their respective reasonable best efforts to take any necessary and advisable actions and cooperate with each other party in doing all things necessary, proper and advisable to consummate the Transaction, including with respect to any regulatory clearances, subject to certain specified limitations set forth in the Transaction Agreement.

Termination and Fees

The Transaction Agreement may be terminated at any time prior to the closing of the Offer (a) by mutual written consent of JBT and Marel and (b) by either JBT or Marel in certain circumstances, including if (i) at the expiration of the offer period, any Closing Condition (other than the Minimum Acceptance Condition and the Closing Condition related to the JBT Stockholder Approval) has not been satisfied or waived, (ii) the closing of the Offer has not occurred by July 4, 2025 (the “Initial Drop Dead Date”, as such date may be extended pursuant to the Transaction Agreement, the “Drop Dead Date”), provided that the Drop Dead Date may be extended to October 4, 2025 (the “Extended Drop Dead Date”) in certain circumstances, (iii) the JBT Stockholder Approval has not been obtained, after a vote of the JBT stockholders has been taken at the JBT stockholders meeting, (iv) the Minimum Acceptance Condition has been neither satisfied or validly waived at the expiration of the Offer or (v) any governmental authority issues any order or law that either prohibits or prevents the consummation of the Transaction. In addition, Marel may terminate the Transaction Agreement at any time prior to the closing of the Offer in certain circumstances where (a) the Bidder fails to commence the Offer by June 30, 2024, (as such date may be extended in limited circumstances), (b) JBT or the Bidder fails to perform in any material respect any of their respective covenants or obligations under the Transaction Agreement, or the representations and warranties of JBT or the Bidder become or have been inaccurate under the standards applicable to such representations and warranties, (c) a change in Marel Recommendation occurs and substantially concurrently therewith Marel enters into a definitive agreement for a superior proposal, (d) a material adverse effect occurs with respect to the JBT group or (e) a change in JBT Recommendation occurs. Furthermore JBT may terminate the Transaction at any time prior to the closing of the Offer if (a) Marel breaches or fails to perform in any material respect any of its covenants or obligations under the Transaction Agreement, or the representations and warranties of Marel become or have been inaccurate under the standards applicable to such representations and warranties, (b) a material adverse effect has occurred with respect to the Marel group, (c) at any time prior to the expiration of the offer period, a change in Marel Recommendation occurs, (d) a change in JBT Recommendation occurs and substantially concurrently therewith JBT enters into a definitive agreement with respect to a superior proposal or (e) Marel shareholders validly pass a shareholder resolution requiring Marel to take certain specified actions otherwise prohibited under the interim operating covenants.

If the Transaction Agreement is terminated due to the failure to obtain the required regulatory approvals and provided that other specified circumstances and conditions set forth in the Transaction Agreement are met, then JBT shall pay to Marel a reverse termination payment of (a) EUR 85 million if the Drop Dead Date is the Initial Drop Dead Date at the time of such termination or (b) EUR 110 million if the Drop Dead Date is the Extended Drop Dead Date at the time of such termination.

Marel shall pay JBT (a) up to EUR 35 million in expense reimbursements if the Transaction Agreement is terminated following a change in Marel Recommendation with respect to a superior proposal or (b) up to EUR 15 million in expense reimbursements if JBT terminates the Transaction Agreement following a change in Marel Recommendation due to an “intervening event.” JBT shall pay Marel (a) up to EUR 35 million in expense reimbursements if Marel or JBT terminates the Transaction Agreement following a change in JBT Recommendation with respect to a superior proposal or (b) up to EUR 15 million in expense reimbursements if Marel terminates the Transaction Agreement as a result of (i) a failure by the Bidder to commence the Offer on or before June 30, 2024 provided that other specified circumstances are met; (ii) a failure of JBT to use its reasonable best efforts to obtain extensions to the acceptance period of the Offer from the FSA or (iii) a change in recommendation by the JBT board of directors for an “intervening event.”

Social Issues

The Transaction Agreement provides that (a) Brian Deck will serve as Chief Executive Officer of the combined company, Arni Sigurdsson will be President of the combined company, and the remainder of the executive leadership positions will be a combination of talent from both companies, (b) the combined company’s board of directors will consist of five independent directors from the pre-closing JBT board, four independent directors from the pre-closing Marel board and the Chief Executive Officer of the combined company and (c) Alan Feldman will serve as Chairman of the combined company’s board of directors. The Transaction Agreement also includes a commitment to the combined company maintaining a significant Icelandic presence and to preserving Marel’s heritage. The combined company will be named “JBT Marel Corporation” and Marel’s current facility in Gardabaer, Iceland will be designated as the combined company’s European headquarters and a global technology center of excellence. JBT has agreed to prepare and submit a listing application to Nasdaq Iceland for the purpose of admission on the regulated market of Nasdaq Iceland (by way of secondary listing) of at least those JBT Offer Shares where Marel shareholders have elected to receive their JBT Offer Shares as listed on Nasdaq Iceland, as opposed to the NYSE.

The Transaction Agreement contains representations and warranties and covenants that the respective parties made to each other as of the date of the Transaction Agreement or other specific dates. The assertions embodied in those representations and warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such Transaction Agreement. The representations and warranties and covenants in the Transaction Agreement are also modified in important part by the underlying disclosure schedules which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to shareholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts. JBT does not believe that these schedules contain information that is material to an investment decision.

The foregoing description of the Transaction Agreement and the Transaction does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the Transaction Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K (this “Report”) and incorporated by reference herein.

Bridge Credit Agreement

In connection with the Transaction, on April 4, 2024, JBT entered into a 364-day credit agreement (the “Bridge Credit Agreement”) among JBT, the lenders party thereto and Goldman Sachs Bank USA, as administrative agent, Wells Fargo Bank, National Association, as syndication agent and Goldman Sachs Bank USA and Wells Fargo Securities, LLC as joint bookrunners and lead arrangers. Under the Bridge Credit Agreement, the lenders party thereto have committed to provide JBT with secured bridge financing in an aggregate principal amount of EUR 1.9 billion. The commitments under the Bridge Credit Agreement are available to support the issuance of one or more bank guarantees issued by Goldman Sachs Bank Europe SE (each such issuance, a “Bank Guarantee”) in connection with the Transaction, and the proceeds of such commitments, if drawn, will be used to purchase the Marel Shares tendered into the Offer, refinance certain of Marel’s existing debt, reimburse drawings under the initial Bank Guarantee, which will be issued substantially concurrently with the launch of the Offer in accordance with paragraph 5 of Article 103 of the Icelandic Takeover Act, and pay fees and expenses related to the foregoing.

The funding of the loans under the Bridge Credit Agreement, but not the issuance of the Bank Guarantee or the funding of loans to reimburse draws in respect of such Bank Guarantee, is conditioned on, among other things, the closing of the Offer (including the satisfaction or waiver of the Minimum Acceptance Condition). The commitments under the Bridge Credit Agreement automatically terminate on the earliest of (a) the Drop Dead Date, (b) the date the Transaction Agreement is terminated pursuant to Section 13 thereof and the Bank Guarantee Exposure (as defined in the Bridge Credit Agreement) is reduced to zero, (c) the date on which JBT determines and announces or otherwise notifies the lenders under the Bridge Credit Agreement in writing that the Offer has been irrevocably withdrawn, lapsed or has been otherwise terminated pursuant to the terms of the Offer Document and the Icelandic Takeover Act and the Bank Guarantee Exposure is reduced to zero, (d) 11:59 p.m. (New York City time) on the date on which Marel becomes a direct or indirect wholly owned subsidiary of JBT and JBT has paid all sums due pursuant to or in connection with the Transactions and (e) the maturity date of the Bridge Credit Agreement. The maturity date of the Bridge Credit Agreement is 364 days after the initial borrowing of loans thereunder.

JBT’s obligations under the Bridge Credit Agreement will be guaranteed by certain of JBT’s domestic subsidiaries (collectively, the “Subsidiary Guarantors”) and, when permitted by JBT’s Revolving Credit Facility (as defined below), secured by a first-priority security interest in substantially all of the tangible and intangible personal property of JBT and domestic Subsidiary Guarantors, subject to an intercreditor agreement with JBT’s Revolving Credit Facility.

If drawn, loans under the Bridge Credit Agreement accrue interest at the Euro Interbank Offered Rate plus 2.25% per annum, increasing by 0.50% per annum at the end of the first 90 day period after the initial borrowing date and by an additional 0.50% per annum at the end of each 90 day period thereafter until the maturity date of the Bridge Credit Agreement. Any such drawn amounts and the amount of the undrawn and available commitments are also subject to a duration fee that accrues daily at a rate of 0.75% for the period of time from 90 days after the initial borrowing date until the 180th day after the initial borrowing date, 1.00% for the period of time from 180 days after the initial borrowing date until the 270th day after the initial borrowing date and 1.25% for the period of time from 270 days after the initial borrowing date until the maturity date of the Bridge Credit Agreement.

JBT may voluntarily prepay the Bridge Credit Agreement, if drawn, at any time without premium or penalty. The Bridge Credit Agreement also requires certain mandatory commitment reductions or loan prepayments in connection with certain equity issuances or debt issuances, subject to certain customary exceptions. The Bridge Credit Agreement also contains customary events of default, upon the occurrence of which, and for so long as such event of default is continuing, the amounts outstanding under the Bridge Credit Agreement will accrue interest at an increased rate and payments of such outstanding amounts could be accelerated by the lenders. In addition, the loan parties under the Bridge Credit Agreement will be subject to certain affirmative and negative covenants.

The obligations to pay interest on, repay the principal amount of and guarantee the payment of any liability (contingent or otherwise) under the Bridge Credit Agreement are not conditioned or otherwise subject to the financial results of Marel.

The Bridge Credit Agreement contains representations and warranties and covenants that the respective parties made to each other as of the date of the Bridge Credit Agreement or other specific dates. The assertions embodied in those representations and warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such Bridge Credit Agreement. The representations and warranties and covenants in the Bridge Credit Agreement are also modified in important part by the underlying disclosure schedules which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to shareholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts. JBT does not believe that these schedules contain information that is material to an investment decision.

The foregoing description of the Bridge Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the Bridge Credit Agreement, which is filed as Exhibit 10.1 to this Report and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 4, 2024, JBT entered into the Bridge Credit Agreement as described in Item 1.01 above. The description of the Bridge Credit Agreement set forth in Item 1.01 above is hereby incorporated into this Item 2.03 by reference.

Item 8.01	Other Events.

Backstop Commitment Letter

In connection with the Transaction, on April 4, 2024, JBT entered into a backstop commitment letter pursuant to which Wells Fargo Securities, LLC, Wells Fargo Bank, National Association and Goldman Sachs Bank USA have committed to provide and to arrange, as applicable, subject to the terms and conditions of the backstop commitment letter, a $1.3 billion revolving credit facility to the extent that JBT’s existing revolving credit facility under that certain Amended and Restated Credit Agreement, dated as of December 14, 2021, by and among JBT, the Bidder, the lenders from time to time party thereto and Wells Fargo Bank, National Association, as administrative agent (the “Existing Revolving Credit Facility”), is not amended to expressly permit the Transaction and make certain other amendments as set forth in the backstop commitment letter (the Existing Revolving Credit Facility, as amended or replaced by the backstop revolving credit facility, the “Revolving Credit Facility”). Such Revolving Credit Facility would be available to finance the Transaction, to pay related fees and expenses and for general working capital purposes. If the amendment to JBT’s Existing Revolving Credit Facility is not achieved, the backstop revolving credit facility would be on substantially the same terms as the Existing Revolving Credit Facility if it were successfully amended in the manner as contemplated in the backstop commitment letter.

IMPORTANT NOTICES

This Report does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In particular, this Report is not an offer of securities for sale in the United States.

NOTE TO U.S. SHAREHOLDERS

It is important that U.S. shareholders understand that the offer to Marel shareholders and any related offer documents are subject to disclosure and takeover laws and regulations in Iceland that may be different from the United States. To the extent applicable, the offer to Marel shareholders will be made in compliance with the U.S. tender offer rules, including Regulation 14E under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any exemption available to JBT in respect of securities of foreign private issuers provided by Rule 14d-1(d) under the Exchange Act.

IMPORTANT ADDITIONAL INFORMATION

No offer of JBT securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act, or an exemption from registration. In connection with the proposed offer, JBT is expected to file with the SEC a Registration Statement on Form S-4 which will contain a proxy statement/prospectus. SHAREHOLDERS OF JBT AND MAREL ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. JBT and Marel shareholders will be able to obtain a free copy of the proxy statement/prospectus (when available) as well as other filings containing information about JBT, without charge, at the SEC’s website, www.sec.gov, and on JBT’s website at https://ir.jbtc.com/overview/default.aspx.

PARTICIPANTS IN THE SOLICITATION

JBT and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of the JBT’s common stock in respect of the offer to Marel shareholders. Information about the directors and executive officers of JBT is set forth in the proxy statement for JBT’s 2024 Annual Meeting of Stockholders filed with the SEC on March 28, 2024 and in the other documents filed after the date thereof by JBT with the SEC. Investors may obtain additional information regarding the interests of such participants by reading the proxy statement/prospectus regarding the proposed offer when it becomes available. You may obtain free copies of these documents as described in the preceding paragraph.

FORWARD-LOOKING STATEMENTS

This Report contains forward-looking statements within the meaning of Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995 (the “PSLRA”), and such statements are intended to qualify for the protection of the safe harbor provided by the PSLRA. Forward-looking statements are information of a non-historical nature and are subject to risks and uncertainties that are beyond JBT’s ability to control. These forward-looking statements include, among others, statements relating to our business and our results of operations, a potential transaction with Marel and our objectives, strategies, plans, goals and targets. The factors that could cause our actual results to differ materially from expectations include, but are not limited to, the following factors: the occurrence of any event, change or other circumstances that could give rise to the termination or abandonment of the offer; the expected timing and likelihood of completion of the proposed transaction with Marel, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the offer that could reduce anticipated benefits or cause the parties to abandon the transaction; the ability to successfully integrate the businesses of JBT and Marel; the possibility that shareholders of JBT may not approve the issuance of new shares of common stock in the offer; the risk that Marel and/or JBT may not be able to satisfy the conditions to the proposed offer in a timely manner or at all; the risk that the proposed offer and its announcement could have an adverse effect on the ability of JBT and Marel to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers and on their operating results and businesses generally; the risk that problems may arise in successfully integrating the businesses of Marel and JBT, which may result in the combined company not operating as effectively and efficiently as expected; the risk that the combined company may be unable to achieve cost-cutting synergies or that it may take longer than expected to achieve those synergies; fluctuations in JBT’s financial results; unanticipated delays or accelerations in our sales cycles; deterioration of economic conditions, including impacts from supply chain delays and reduced material or component availability; inflationary pressures, including increases in energy, raw material, freight, and labor costs; disruptions in the political, regulatory, economic and social conditions of the countries in which we conduct business; changes to trade regulation, quotas, duties or tariffs; fluctuations in currency exchange rates; changes in food consumption patterns; impacts of pandemic illnesses, food borne illnesses and diseases to various agricultural products; weather conditions and natural disasters; the impact of climate change and environmental protection initiatives; acts of terrorism or war, including the ongoing conflicts in Ukraine and the Middle East; termination or loss of major customer contracts and risks associated with fixed-price contracts, particularly during periods of high inflation; customer sourcing initiatives; competition and innovation in our industries; difficulty in implementing our pure play food and beverage strategy, including our ability to execute on strategic investments, merger or acquisition opportunities; our ability to develop and introduce new or enhanced products and services and keep pace with technological developments; difficulty in developing, preserving and protecting our intellectual property or defending claims of infringement; catastrophic loss at any of our facilities and business continuity of our information systems; cyber-security risks such as network intrusion or ransomware schemes; loss of key management and other personnel; potential liability arising out of the installation or use of our systems; our ability to comply with U.S. and international laws governing our operations and industries; increases in tax liabilities; work stoppages; fluctuations in interest rates and returns on pension assets; a systemic failure of the banking system in the United States or globally impacting our customers’ financial condition and their demand for our goods and services; availability of and access to financial and other resources; and other factors described in JBT’s public filings made with the SEC from time to time, including those under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in JBT’s most recent Annual Report on Form 10-K and in any subsequently filed Quarterly Reports on Form 10-Q. These risks, as well as other risks associated with the potential transaction, will be more fully discussed in the proxy statement/prospectus that will be included in the Registration Statement on Form S-4 that JBT expects to file with the SEC and in an offering document and/or any prospectuses or supplements to be filed with the FSA or any other governmental and regulatory authorities in connection with the potential transaction. JBT cautions shareholders and prospective investors that actual results may differ materially from those indicated by the forward-looking statements. JBT undertakes no obligation to publicly update or revise any forward-looking statements made by JBT or on its behalf, whether as a result of new information, future developments, subsequent events or changes in circumstances or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

2.1*	Transaction Agreement, dated as of April 4, 2024, by and among John Bean Technologies Corporation, John Bean Technologies Europe B.V. and Marel hf.

10.1*	Bridge Credit Agreement, dated as of April 4, 2024, by and among John Bean Technologies Corporation, the lenders party thereto and Goldman Sachs Bank USA, as administrative agent, Wells Fargo Bank, National Association, as syndication agent, and Goldman Sachs Bank USA and Wells Fargo Securities, LLC as joint bookrunners and lead arrangers.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

*

Certain exhibits, annexes and schedules to this Exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. JBT agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHN BEAN TECHNOLOGIES CORPORATION

By:	/s/ Matthew J. Meister
Name:	Matthew J. Meister
Title:	Executive Vice President and Chief Financial Officer
(Principal Financial Officer)

Dated: April 5, 2024